                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 2004

                       SKYWAY COMMUNICATIONS HOLDING CORP.
               (Exact name of registrant as specified in charter)

           Florida                    000-32033                 65-0881662
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

 6021 142nd Ave. North, Clearwater, FL                          33760
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (727) 535-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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ITEM 8.01       OTHER EVENTS

        On November 17, 2004, we filed form 8K to report and file a press release regarding: " The duPont Investment Fund 57289, Inc. Satisfies $7 Million Funding
Agreement with SkyWay Communications Holding Corp." This amended 8K is filed to correct the statements made in that press release with the following information:

        The terms of the original duPont Investment Fund agreement have been revised as set forth in the attached Escrow Agreement to provide for an assettransfer of a 1966 McDonald Douglas DC9 aircraft serial # 45775 and associated FAA Part 125 certificate number Q3GB807J. The aircraft is to be provided to Skyway in exchange for 28,000,000 shares of common stock valued at
$5,880,000, based on the fair market value of the shares on the date of issuance. We have issued and placed in escrow the 28,000,000 shares and we are waiting for title to the aircraft to be placed in escrow from the duPont
Investment Fund.

There are no assurances that the transaction will ultimately close.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

        99.1 Escrow Agreement

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Skyway Communications Holding Corp.

Date:  December 20, 2004                    /s/ Jim Kent
                                            Jim Kent
                                            Chief Executive Officer